UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2014

DENVER PARENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-191602	44-0821005
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900
Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On June 11, 2014, Denver Parent Corporation (the “Company”) commenced an offer (the “Exchange Offer”) to exchange all of the Company’s outstanding 12.25%/13.00% Senior PIK Toggle Notes due 2018, which have not been registered under the Securities Act of 1933 (the “Old Notes”), for new 12.25%/13.00% Senior PIK Toggle Notes due 2018 that have been registered under the Securities Act of 1933, in accordance with the terms of the Company’s registration rights agreement entered into in connection with the issuance of the Old Notes. The Exchange Offer will expire at 11:59 PM Eastern Time, on July 10, 2014, unless extended. A copy of the Company’s press release, dated June 11, 2014, is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 11, 2014

VENOCO, INC.

By:	/s/ Timothy Ficker
Name:	Timothy Ficker
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 11, 2014.